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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 333-36881 and 333-32045) of our reports dated April 7, 1997, on our audit of the consolidated statements of operations, shareholders' equity and cash flows and consolidated financial statement schedules of PICO Holdings, Inc. for the year ended December 31, 1996 which report is included in this annual report on Form 10-K.

                           PricewaterhouseCoopers LLP

San Diego, California
March 26, 1999

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